CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------




               As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 1994, included in Ampal-American Israel Corporation's FORM 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.


                                                 /s/ ARTHUR ANDERSEN & CO.


New York, New York
August 11, 1994